EXHIBIT 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of the Artesyn Technologies, Inc. Employees’ Tax-Favored Thrift and Savings Plan (the “Plan”) on Form 11-K for the period ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, the Vice President of Finance and Chief Financial Officer of Artesyn Technologies, Inc., which is designated as Plan Administrator of the Plan and functioning as the “chief executive officer” and “chief financial officer” of the Plan, hereby certifies in such capacity pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act, that to his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fully presents, in all material respects, the net assets available and changes in net assets available, for benefits of the Plan.

Date: June 27, 2003	By:	/s/ Richard J. Thompson
Richard J. Thompson Vice President Finance Chief Financial Officer Artesyn Technologies, Inc.

A signed original of this written statement required by Section 906, or other document authentication, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Plan and will be retained by the Plan and furnished to the Securities and Exchange Commission or its staff upon request.